EXHIBIT 31.2

                                  CERTIFICATION

I, Albert Blankenship, Chief Financial Officer and Director (Principal Accounting Officer) of the Company, hereby certify, that:

1. I have reviewed this quarterly report on Form 10-QSB of The Banker's Store, Inc.;

2. based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3. based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

4. The registrant's other certifying officer and I are responsible for establishing and maintaining "disclosure controls and procedures" for the registrant and have:

    a) have designed such disclosure controls and procedures to ensure that material information is made known to them, particularly during the period in which the periodic report is being prepared;

    b) have evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of the report; and

    c) have presented in the report their conclusions about the effectiveness of the disclosure controls and procedures based on the required evaluation as of the date;

5. The registrant's other certifying officer and I have disclosed to the registrant's auditors and to the board of directors:

    a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

    b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6. The registrant's other certifying officers and I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.


/s/ ALBERT BLANKENSHIP
----------------------
Albert Blankenship,
Chief Financial Officer

April 19, 2004